UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

Atreca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38935	27-3723255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 East Jamie Court South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 595-2595

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2021, Norman Michael Greenberg, Ph.D. resigned from his position as the Chief Scientific Officer of Atreca, Inc. (the “Company”), effective March 31, 2021 (the “Resignation Date”), to pursue a new business opportunity. Dr. Greenberg’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company thanks Dr. Greenberg for his contributions and wishes him well in his new role.

In connection with his resignation, Dr. Greenberg and the Company plan to enter into a Transition Separation and Consulting Agreement (the “Separation and Consulting Agreement”), to be effective as of March 31, 2021, under which Dr. Greenberg would agree to a customary release in exchange for severance payments and other terms, including, as follows: (i) a lump sum payment of $328,884.00, equal to nine months of his base salary; (ii) a consulting arrangement whereby he would provide certain consulting services to the Company for an hourly consulting fee of $450.00, through December 31, 2021, unless earlier terminated (the “Consulting Period”); (iii) continued vesting through the Consulting Period of each outstanding and unvested stock option, unit or other award (each, an “Equity Award”) held as of the Resignation Date; (iv) an extension of the post-termination exercise period such that all outstanding Equity Awards that are stock options, to the extent vested as of the last day of the Consulting Period, would continue to be exercisable and not expire until the date that is twelve months following the last day of the Consulting Period; and (v) a lump sum payment of $8,633.70, equal to nine months of the cost of COBRA premiums needed to continue his medical, dental and vision insurance coverage.

The foregoing summary of the Separation and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Consulting Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atreca, Inc.

Dated: March 31, 2021	By:	/s/ Courtney J. Phillips
Courtney J. Phillips
General Counsel and Corporate Secretary